Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 12, 1999, on the financial statements of MRB, Inc. and affiliates, as of and for the seven months ended July 31, 1998 (unaudited), and the combined financial statements of MRB, Inc., as of and for the years ended December 31, 1998, 1997 and 1996, included in this Form 8-K.


/s/  METCALF,  RICE,  FRICKE  AND  DAVIS


Atlanta,  Georgia
April  13,  1999